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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2002

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                           Extended Stay America, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                    001-13125                 36-3996573
(State or other jurisdiction of    (Commission File             (IRS Employer
incorporation or organization)          Number)              Identification No.)


                               101 N. Pine Street
                             Spartanburg, SC 29302
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (864) 573-1600

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

On October 31, 2002, Extended Stay America, Inc., a Delaware corporation ("Extended Stay"), reported that it amended its $900 million bank credit facility to provide flexibility to accelerate the pace of development of new hotels as market conditions warrant. The amendment modifies certain definitions and increases the total leverage covenant from 4.50 to 5.00 for the period from April 1, 2003 to March 31, 2004, and from 4.50 to 4.75 for the period from April 1, 2004 to June 30, 2004. Beginning July 1, 2004, the leverage covenant returns to the previously scheduled level of 4.50. The amendment retains the existing pricing grid. Extended Stay issued a Press Release announcing the amendment. The Press Release is incorporated herein by reference, and is included as Exhibit
99.2 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)    Exhibits.

       Exhibit Number       Description of Exhibit
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           99.1             Second Amendment to Credit Agreement, dated October
                            31, 2002

           99.2 Press Release, dated October 31, 2002, announcing Second Amendment to Credit Agreement

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2002

                                              Extended Stay America, Inc.



                                              By:  /s/ Gregory R. Moxley
                                                 -------------------------------
                                                   Gregory R. Moxley
                                                   Chief Financial Officer

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